UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: December 20, 2002

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On December 19, 2002, the Board of Directors of Coldwater Creek Inc. (the “Company”) declared a 50% stock dividend, having the effect of a 3-for-2 stock split on its issued common stock, par value $0.01 per share (the “Common Stock”). Shareholders of record as of the close of business on January 8, 2003, will receive one share of Common Stock for every two shares they own on that date. The new shares will be distributed on January 30, 2003. A copy of the news release announcing such action is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release dated December 20, 2002 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: December 20, 2002	By:	/s/ DENNIS C. PENCE
Dennis C. Pence Chairman and Chief Executive Officer (Principal Executive Officer)

2